Exhibit 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Graphjet Technology

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee(3)
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	457 (o)	—	—	$1,500,000	0.00015310	$229.65

			Total Offering Amounts			$1,500,000		$229.65
			Total Fees Previously Paid					$—
			Total Fee Offsets					$—
			Net Fees Due					$229.65

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.